Exhibit 21


             Subsidiaries of Independent Community Bankshares, Inc.
              -----------------------------------------------------


        Name of Subsidiary                           State of Organization
        ------------------                           ---------------------

   ICBI Capital Trust I                                     Delaware

   The Middleburg Bank                                      Virginia

       - Middleburg Bank Service Corporation                Virginia

   The Tredegar Trust Company                               Virginia